Exhibit 99.1
For Immediate Release

Contacts:	Andrew Batinovich, President and CEO
Brian S. Peay, Executive Vice President and CFO
Phone: 650.343.9300 Fax: 650.343.7438
www.glenborough.com — shareholderservices@glenborough.com
Glenborough Reports Third Quarter 2006 Results
SAN MATEO, CALIFORNIA, October 25, 2006 — Glenborough Realty Trust (NYSE: GLB, GLB PrA) reported third quarter net income available to common stockholders of $11.5 million, or $0.36 per diluted common share, as compared with net income available to common stockholders of $26.8 million or $0.74 per share for the third quarter of 2005. Year-to-date net income available to common stockholders for 2006 was $46.2 million, or $1.42 per diluted common share, as compared with net loss available to common stockholders of ($5.7) million, or $(0.16) per diluted common share for 2005.
In comparing quarterly results, the change in net income available to common stockholders was primarily attributable to a gain on sale of one property in the third quarter of 2006 in the amount of $12.7 million as compared to gains on sales of properties of $29.0 million in the third quarter 2005. Also included in the third quarter of 2006 was a gain on sale of property to a joint venture of $3.7 million and $2.7 million of transaction costs related to the proposed merger discussed below. Listed below are significant financial statement items that affect comparability of net income between periods.

     Glenborough Realty Trust

	For the three months ended September 30,				For the nine months ended September 30,
	2006		2005		2006		2005
			(As restated)				(As restated)
		Per		Per		Per		Per
(Dollars in thousands, except per share data)	Amount(a)	Share(a)	Amount(a)	Share(a)	Amount(a)	Share(a)	Amount(a)	Share(a)

Merger transaction costs	$(2,666)	$(0.08)	$—	$—	$(2,666)	$(0.08)	$—	$—
Gain on sale of unconsolidated JV Properties	—	—	—	—	19,715	0.56	—	—
Provision for impairment and loss on sale of real estate assets	—	—	(1,008)	(0.03)	(561)	(0.02)	(59,245)	(1.65)
Gain on sale of real estate assets	3,677	0.11	—	—	14,182	0.40	—	—
Gain (loss) on sale of discontinued Operations	12,697	0.40	28,948	0.80	20,368	0.58	55,577	1.55
Loss on early extinguishment of debt	(772)	(0.02)	(192)	(0.01)	(875)	(0.02)	(3,265)	(0.09)
Cumulative effect of change in accounting principle	—	—	—	—	277	0.01	—	—
Charges associated with the redemption of preferred stock	—	—	—	—	—	—	(5,905)	(0.16)

Total (b)	$12,936	$0.40	$27,748	$0.77	$50,440	$1.42	$(12,838)	$(0.36)

(a)	- The amounts and per share amounts shown exclude the impact of minority interest.

(b)	- The totals may not total the sum of the individual amounts and per share amounts due to rounding.
FUNDS FROM OPERATIONS (FFO)
For the third quarter 2006, FFO was $10.5 million or $0.30 per diluted common share. FFO for the quarter included $2.7 million of transaction costs related to the proposed merger and $0.8 million in losses on extinguishment of debt. Excluding these charges, FFO for the third quarter of 2006 was $13.9 million, or $ 0.39 per diluted common share, which is within the range of guidance previously provided by the Company. Third quarter 2005 FFO was $15.7 million or $0.40 per diluted common share. The third quarter FFO results for 2006 and 2005 excluded net gains from sales of real estate of $16.2 million and $27.6 million, respectively. The table included with the financial statements in this release reconciles FFO to net income, the most directly comparable GAAP measures. Year-to-date 2006 FFO was $39.0 million, or $1.10 per diluted common share, as compared to negative FFO of ($16.6) million, or $(0.42) per diluted common share in 2005. Listed below are significant financial items that affect comparability of FFO for the periods presented.
400 South El Camino Real■San Mateo, California 94402-1708
www.glenborough.com

     Glenborough Realty Trust

	For the three months ended September 30,				For the nine months ended September 30,
	2006		2005		2006		2005
			(As restated)				(As restated)
		Per		Per		Per		Per
(Dollars in thousands, except per share data)	Amount(a)	Share(a)	Amount(a)	Share(a)	Amount(a)	Share(a)	Amount(a)	Share(a)

Merger transaction costs	$(2,666)	$(0.08)	$—	$—	$(2,666)	$(0.08)	$—	$—
Provision for impairment and loss on sale of real estate assets	—	—	—	—	(561)	(0.02)	(59,245)	(1.51)
Gain related to increase in fair value of property	—	—	1,331	0.03	715	0.02	1,331	0.03
Loss on early extinguishment of debt	(772)	(0.02)	(192)	—	(875)	(0.02)	(3,265)	(0.08)
Charges associated with the redemption of preferred stock	—	—	—	—	—	—	(5,905)	(0.15)

Total (b)	$(3,438)	$(0.10)	$1,139	$0.03	$(3,387)	$(0.10)	$(67,084)	$(1.71)

(a)	- The amounts and per share amounts shown exclude the impact of minority interest.

(b)	- The totals may not total the sum of the individual amounts and per share amounts due to rounding.
PROPOSED MERGER WITH A SUBSIDIARY OF CERTAIN FUNDS MANAGED BY MORGAN STANLEY REAL ESTATE
On August 20, 2006, Glenborough Realty Trust Incorporated (the “Company” or “Glenborough”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Glenborough Properties, L.P. (the “Operating Partnership”), Gridiron Holdings LLC and Gridiron Acquisition LLC (“Merger Sub”) pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”).
Pursuant to the terms of the Merger Agreement, each share of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) $26.00 in cash, plus (ii) an amount equal to the pro rata portion of $0.275, which pro rata portion will be calculated by dividing (A) the number of days elapsed since the last day of the last quarter for which full quarterly dividends were declared and paid on the shares of Common Stock to the Closing Date (as such term is defined by the Merger Agreement), by (B) the total number of days in the fiscal quarter during which the Closing Date occurs, without interest.
In addition, in connection with the Merger, each share of 7 3/4% Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger will be redeemed at the redemption price per share specified in the Company’s charter documents plus an amount in cash to be paid by the Company equal to $0.484375 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the last fiscal quarter for which full quarterly dividends on the Series A Preferred Stock have been declared and paid and the Closing Date (including the Closing Date) by (y) the total number of days in the fiscal quarter during which the Closing Date occurs, without interest in accordance with the Company’s charter documents.
400 South El Camino Real■San Mateo, California 94402-1708
www.glenborough.com

     Glenborough Realty Trust
Holders of limited partnership units in the Operating Partnership will receive $26.00 per unit in cash or, at their election, will have the right to receive either common units in the surviving operating partnership similar in their terms to the existing common units or, alternatively, to receive a preferred unit in the surviving operating partnership.
The closing of the Merger is subject to customary closing conditions, including, but not limited to, the approval of the Merger Agreement and the Merger by the holders of the majority of the Company’s Common Stock.
PROPERTY ACQUISITIONS
On September 25, 2006 the Company acquired a 39,000 square foot vacant office building for $7.8 million called Courtyard II located in the Sorrento Mesa submarket of San Diego, California. The Company plans to upgrade the property and to convert it to for-sale office condominiums, subject to certain approvals.
DISPOSITIONS
During the third quarter, Glenborough completed the sale of One Pacific Place, a 128,392 square foot office building in Omaha, Nebraska for total consideration of $29.3 million and recognized a gain on sale of $12.5 million. The proceeds from this sale were used to pay down a secured financing and to effect a reverse tax-deferred exchange into 3330 Cahuenga Boulevard.
JOINT VENTURES
During the third quarter, the Company contributed Gatehall I, a 113,469 square foot office building in Parsippany, New Jersey at a value of $14.3 million for 100% of the property to an existing joint venture with an investment advisor. Glenborough recognized a gain from the transaction of approximately $3.7 million related to 75% of the asset now owned by the investment advisor. Glenborough will retain a 25% interest and will provide property management, leasing and asset management services to the joint venture on an on-going basis. Proceeds from the sale of the property to the unconsolidated joint venture were used to pay down short-term borrowings under the Company’s unsecured line of credit.
PORTFOLIO PERFORMANCE
Overall portfolio occupancy increased 450 basis points from 89.9% in the third quarter of 2005 to 94.4% in the third quarter of 2006. For the third quarter 2006, same store office net operating income increased by 1.6% as
400 South El Camino Real■San Mateo, California 94402-1708
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     Glenborough Realty Trust
compared to the third quarter of 2005. 2006 year-to-date same store office net operating income is up 3.0% as compared to 2005. For the quarter, same store occupancy increased by 250 basis points from 91.0% to 93.5%. Tenant retention for the third quarter of 2006 was 71% with an increase in effective rents on renewals of 9.9% resulting in year-to-date increases of 5.8%. The Company’s largest markets are Washington, D.C. (28% of net operating income), Southern California (22%), Northern New Jersey (14%), Boston (12%) and San Francisco (10%). Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.
BALANCE SHEET AND OPERATING RATIOS
At quarter-end, Glenborough had $728.6 million of debt with a 42% ratio of debt to total market capitalization. Fixed rate debt comprises 86% of all debt outstanding at quarter-end. The average interest rate on all debt is 5.7%. Secured debt comprises 86% of all debt outstanding.
In July 2006, the Company renewed and extended its $180 million unsecured line of credit resulting in reduced borrowing costs and increased availability. Spreads over LIBOR were reduced by 5 to 10 basis points depending on the leverage of the Company and the capitalization rates used to value the Company’s assets were lowered in recognition of the quality of the Company’s property portfolio and market conditions.
DIVIDENDS
On September 15, 2006 the Board of Directors declared a dividend of $0.275 per share of common stock for the third quarter of 2006. This dividend was paid on October 16, 2006 to stockholders of record on October 1, 2006. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on October 16, 2006 to stockholders of record on September 27, 2006 and represented an annualized dividend of $1.9375 per share of Preferred Stock.
Glenborough is not providing earnings guidance for the fourth quarter 2006 nor is it hosting a conference call to discuss its third quarter results due to its proposed merger with a subsidiary of certain funds managed by Morgan Stanley Real Estate. Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey, and Northern California. The Company currently has a portfolio of 44 properties encompassing approximately 8 million square feet as of September 30, 2006.
400 South El Camino Real■San Mateo, California 94402-1708
www.glenborough.com

     Glenborough Realty Trust
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed Merger involving Glenborough and a subsidiary of certain funds managed by Morgan Stanley Real Estate. In connection with the proposed Merger, Glenborough has filed a definitive proxy statement with the SEC. Stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed transaction. Glenborough and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Glenborough’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions.
The final proxy statement is being mailed to Glenborough’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s Internet website www.sec.gov. The definitive proxy statement and other pertinent documents also may be obtained at no charge at Glenborough’s Web site, www.Glenborough.com.
400 South El Camino Real■San Mateo, California 94402-1708
www.glenborough.com

     Glenborough Realty Trust
Summary Financial Data
(unaudited; in thousands, except per share data)

	Quarter Ended
		Sept 30 05
		(As
	Sept 30 06	Restated)
Net income	$13,280	$28,623
Net income available to Common Stockholders	11,468	26,811
Funds from operations (FFO)	10,465	15,679

Per diluted common share
Net income available to Common Stockholders	$0.36	$0.74
Funds from operations (FFO)	0.30	0.40

Dividends declared per common share outstanding	$0.275	$0.35

Payout ratios
Dividend payout ratio (FFO)	92%	88%
400 South El Camino Real■San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST
GLENBOROUGH REALTY TRUST
Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 ’06	Sep 30 ’05	Sep 30 ’06	Sep 30 ’05
		(As restated)		(As restated)
Operating Revenue
Rental revenue	$38,831	$35,577	$115,710	$102,044
Tenant reimbursements	4,545	3,644	15,306	10,990
Fees and reimbursements, including from related parties	695	849	3,693	3,302

Total operating revenue	44,071	40,070	134,709	116,336

Operating Expenses
Property operating expenses	15,347	13,562	46,065	38,586
General and administrative	5,882	3,423	13,663	10,633
Depreciation and amortization	14,175	13,116	41,590	36,626
Provision for impairment of real estate assets	—	62	—	5,160

Total operating expenses	35,404	30,163	101,318	91,005

Interest and other income	467	455	1,496	2,099
Equity in earnings of unconsolidated operating joint ventures	(73)	6	19,740	308
Gain on sale of real estate assets	3,677	—	14,182	—
Interest expense	(10,604)	(9,795)	(32,254)	(26,087)
Loss on early extinguishment of debt	(772)	(127)	(875)	(688)

Income before minority interest, discontinued operations and cumulative effect of change in accounting principle	1,362	446	35,680	963
Minority interest	(1,070)	(2,240)	(4,270)	475

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	292	(1,794)	31,410	1,438

Discontinued operations:
Net operating income	395	5,047	1,517	16,906
General and administrative	—	(1)	—	(1)
Depreciation and amortization	—	(1,277)	(679)	(7,715)
Provision for impairment of real estate assets	—	(946)	(561)	(54,085)
Interest expense	(104)	(1,289)	(696)	(3,943)
Loss on early extinguishment of debt	—	(65)	—	(2,577)
Gain on sale of real estate assets	12,697	27,617	19,653	54,246
Gain related to increase in fair value of property	—	1,331	715	1,331

Discontinued operations	12,988	30,417	19,949	4,162

Income before cumulative effect of change in accounting principle	13,280	28,623	51,359	5,600
Cumulative effect of change in accounting principle	—	—	277	—

Net income	13,280	28,623	51,636	5,600
Preferred dividends	(1,812)	(1,812)	(5,435)	(5,435)
Dividends paid on redeemed preferred stock	—	—	—	(596)
Premium and writeoff of original issuance costs on preferred stock redemption	—	—	—	(5,309)

Net income (loss) available to Common Stockholders	$11,468	$26,811	$46,201	$(5,740)

Net income (loss) available to Common Stockholders per diluted common share	$0.36	$0.74	$1.42	$(0.16)

Diluted weighted average shares outstanding	32,084,122	36,003,636	35,424,077	35,915,389

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GLENBOROUGH REALTY TRUST
GLENBOROUGH REALTY TRUST
Reconciliation of Net Income to FFO
(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 ’06	Sep 30 ’05	Sep 30 ’06	Sep 30 ’05
		(As restated)		(As restated)
Net income	$13,280	$28,623	$51,636	$5,600
Cumulative effect of change in accounting principle	—	—	(277)	—
Real estate depreciation and amortization, net of minority interest	12,883	12,993	38,259	40,040
Preferred dividends	(1,812)	(1,812)	(5,435)	(5,435)
Dividends paid on redeemed preferred stock	—	—	—	(596)
Premium and writeoff of original issuance costs on preferred stock redemption	—	—	—	(5,309)
Gain on sale of unconsolidated JV properties, net of minority interest	—	—	(18,052)	—
Gain on sale of real estate assets, net of minority interest	(3,363)	—	(12,983)	—
Gain on sale from discontinued operations, net of minority interest	(11,623)	(25,506)	(17,991)	(50,093)
Adjustment to reflect FFO of unconsolidated operating joint ventures	221	178	629	535
Adjustment to reflect FFO of minority interest	879	1,203	3,281	(1,308)

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$10,465	$15,679	$39,067	$(16,566)

FFO per diluted common share	$0.30	$0.40	$1.10	$(0.42)

Diluted weighted average common shares and OP units outstanding for calculation of FFO	35,371,557	39,231,083	35,424,077	39,142,775

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     GLENBOROUGH REALTY TRUST
GLENBOROUGH REALTY TRUST
Consolidated Balance Sheets
(unaudited, in thousands, except share amounts)

	September 30,	December 31,
	2006	2005
ASSETS
Rental properties, gross	$1,304,602	$1,296,057
Accumulated depreciation and amortization	(205,495)	(186,449)

Rental properties, net	1,099,107	1,109,608

Properties held for sale	—	103,548
Investments in land and development	59,831	51,750
Investments in unconsolidated operating joint ventures	12,027	12,040
Mortgage loans receivable	11,055	11,231
Leasing and financing costs (net of accumulated amortization of $11,980 and $17,664 as of September 30, 2006 and December 31, 2005, respectively)	21,749	21,465
Straight-line rent receivable	20,100	16,874
Cash and cash equivalents	4,718	3,661
Restricted cash	5,677	5,720
Accounts receivable	2,504	2,292
Other assets	8,047	7,941

TOTAL ASSETS	$1,244,815	$1,346,130

LIABILITIES
Mortgage loans	$629,116	$659,870
Unsecured bank line of credit	99,466	106,669
Accrued common and preferred stock dividends	10,687	13,610
Obligations associated with properties held for sale	—	45,855
Other liabilities	38,108	41,276

Total liabilities	777,377	867,280

MINORITY INTEREST	31,771	31,206

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 32,273,566 and 33,710,400 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	32	34
Convertible preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	4	4
Additional paid-in capital	721,968	751,183
Distributions in excess of accumulated earnings	(286,337)	(303,577)

Total stockholders’ equity	435,667	447,644

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,244,815	$1,346,130

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     Glenborough Realty Trust
FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include, without limitation: (i) the satisfaction of the conditions to consummate the proposed Merger with a subsidiary of certain funds managed by Morgan Stanley Real Estate, including the receipt of the required stockholder approval; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (iii) the failure of the proposed Merger to close for any other reason; (iv) the amount of the costs, fees, expenses and charges related to the proposed Merger; (v) customary closing conditions to real estate acquisitions, including completion of due diligence investigation to our satisfaction; (vi) Glenborough’s inability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration at the rental rates we expect; (vii) changes in market rental rates for office space may negatively affect the value of the listed assets; (viii) lower than expected retention of existing tenants; and (ix) adverse changes in the general economy and/or real estate conditions (including competition from other properties, demand for new development and conditions affected by terrorist attacks), or the failure of such conditions to improve, particularly in the Company’s core markets. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2005.
Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used
400 South El Camino Real■San Mateo, California 94402-1708
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     Glenborough Realty Trust
measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.
400 South El Camino Real■San Mateo, California 94402-1708
www.glenborough.com